DATED                                                     2001
                    ------------------------------------------------






                         AUTHORISZOR LIMITED                               (1)

                         and

                         GARCIA JULIAN HANSON                              (2)






                          ------------------------------------------------------

                          SERVICE AGREEMENT

                          ------------------------------------------------------




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

                                    CONTENTS

1      INTERPRETATION.........................................................................................1

2      APPOINTMENT............................................................................................1

3      TERM/NOTICE............................................................................................2

4      DUTIES/POWERS/LOCATIONS................................................................................2

5      OBLIGATIONS............................................................................................3

6      INFORMATION............................................................................................4

7      REMUNERATION...........................................................................................4

8      PENSION/LIFE ASSURANCE.................................................................................4

9      INSURANCES.............................................................................................4

10     EXPENSES AND CAR.......................................................................................4

11     HOLIDAYS...............................................................................................5

12     SECRETS AND CONFIDENTIAL INFORMATION...................................................................5

13     COMPANY PROPERTY.......................................................................................6

14     INTELLECTUAL PROPERTY..................................................................................6

15     GROUNDS FOR TERMINATION................................................................................7

16     ABSENCE/SICKNESS/MEDICAL EXAMINATION...................................................................8

17     PROVISIONS AFTER TERMINATION...........................................................................9

18     APPLICATION OF RESTRICTIONS............................................................................9

19     DIRECTORSHIP...........................................................................................9

20     DATA PROTECTION........................................................................................9

21     NOTICES................................................................................................9

22     SCHEDULE...............................................................................................9

23     OTHER AGREEMENTS.......................................................................................9

24     APPLICABLE LAW.........................................................................................9

SCHEDULE 1....................................................................................................9

SCHEDULE 2 Current Bonus Scheme...............................................................................9




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DATE OF SERVICE AGREEMENT                                                   2001

PARTIES

(1) AUTHORISZOR LIMITED Company Number 3302620 whose registered office is at Windsor House Cornwall Road Harrogate HG1 2PW (the "Company")

(2) GARCIA JULIAN HANSON of 38 St James Road Ilkley West Yorkshire LS29 9PY (the "Executive")


1        INTERPRETATION

1.1      In this Agreement:

         "Board" means the board of directors for the time being of the Company or any duly appointed committee of such board

         "Business Hours" means the hours between 9.00am and 5.30pm Monday to Friday (excluding Bank or other Public Holidays in England) and such further time as shall be necessary for the proper performance by the Executive of his duties under this Agreement.

         "ERA" ____ means the Employment Rights Act 1996.

         "Group" shall mean Authoriszor Inc, a public company registered under the laws of the State of Delaware and each subsidiary of Authoriszor Inc.

         "London Stock Exchange"    means London Stock Exchange Limited

         "Non-Statutory Holidays" ___ means any holiday to which the Executive is entitled other than Statutory Holidays.

         "Shareholders" means the shareholders of the share capital in the Company.

         "Starting Date" means______ May 2001.

         "WTR" means the Working Time Regulations 1998.

1.2 A reference to a statute or statutory provision will (where the context so admits and unless otherwise expressly provided) include a reference to that statute or provision as from time to time amended, consolidated, extended, modified or re-enacted (whether before or after the date of this Agreement).

IT IS HEREBY AGREED as follows:

2        APPOINTMENT

The Company will employ the Executive and the Executive will serve the Company in the capacity of Operations Director and will perform the duties of Chief Operating Officer for Authoriszor Inc and Managing Director of WRDC Limited as from the Starting Date upon the terms and conditions set out in this Agreement, but for the avoidance of doubt the Executive's employment with the Company is continuous from 4 July 1994. It is intended that the Executive will be appointed to the board of directors of both the Company and Authoriszor Holdings Limited on the date of this Agreement.

3        TERM/NOTICE

3.1 The Executive's employment under this Agreement will (subject to the terms of this Agreement) continue until terminated by either party giving to the other not less than 12 calendar months' written notice.

3.2 For the purposes of Part II of the ERA, the Executive hereby authorises the Company to deduct from his pay any sums which he may owe to the Company including, without limitation, any overpayments or loans made to him subject to any agreement to the contrary.

4        DUTIES/POWERS/LOCATIONS

4.1 The Executive will undertake such duties and exercise such powers in relation to the Company and its business as the Board will from time to time specify or direct, including carrying out duties as Chief Operating Officer of Authoriszor Inc and Managing Director of WRDC Limited.

4.2 At the beginning of each financial year, the Company will set responsibilities and reasonable targets for the Executive ("Annual Targets") and these will be notified in writing by the Company to the Executive.

4.3 Subject to clause 4.4 the Executive's usual place of work will be at Ebor Court, Westgate, Leeds LS1 4ND and Windsor House, Harrogate but the Executive may be required to travel in the United Kingdom or overseas as he may determine from time to time should the need arise in the performance of his duties under this Agreement.

4.4 If the Executive determines that he needs to work permanently at a location which necessitates a move away from his present address the Company will reimburse the Executive for all removal expenses directly and reasonably incurred as a result of the relocation.

4.5 Once notice to terminate the Executive's employment has been given by the Company or by the Executive pursuant to clause 3.1 or if the Executive seeks to resign without notice or by giving shorter notice than that required by clause 3.1, for a period to be determined by the Company of not more than 6 months, the Company:

         (a) will be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive; and

         (b) may prohibit contact between the Executive and clients or suppliers of the Company; and

         (c)      may exclude the Executive from any premises of the Company.

         PROVIDED ALWAYS that salary, bonus and all other contractual benefits will continue to be payable or provided by the Company after exercise of its rights pursuant to (i), (ii) and/or (iii) of this clause 4.5. This clause 4.5 will not affect the general right of the Company to suspend for good cause nor affect the rights and obligations of the parties prior to the service of such notice or purported resignation.

5        OBLIGATIONS

5.1 Subject to the provisions of clause 5.3, the Executive will during the continuance of this Agreement, unless prevented by ill-health or accident:

         (a) devote the whole of his time, skill, ability and attention during Business Hours to the business of the Company and the Group;

         (b) in all respects conform to and comply with the reasonable and lawful directions and regulations given and made by the Board or the Shareholders;

         (c) well and faithfully serve the Company and use his utmost endeavours to promote its interests.

5.2 Subject to Clause 5.4 the Executive will not during the continuance of this Agreement without the previous consent in writing of the Board either solely, or jointly with any other person, firm or company, whether as a director, manager, employee, agent or consultant for any other person, firm or company either directly or indirectly carry on or be engaged in or interested (whether as shareholder or otherwise) in any business which is wholly or partly in competition with any business carried on by the Company or the Group or provide any services to any third party PROVIDED THAT nothing contained in this Agreement will either preclude the Executive from holding any shares or loan capital (not exceeding three per cent of the shares or loan capital of the class concerned for the time being issued) in any company whose shares or loan capital of the class or classes so held are quoted on any recognised investment exchange throughout the world or which have been admitted to trading on the Alternative Investment Market of the London Stock Exchange or any overseas equivalent thereof, (unless the Board otherwise reasonably requires on the ground that such company carries on a business competitive with that of the Company and such holding by the Executive would be detrimental to the Company) or preclude the Executive from investing (with the same 3% limit) in the units of any unit trust or business expansion or similar fund whose units are quoted on any recognised investment exchange throughout the world or which have been admitted to trading on the Alternative Investment Market of the London Stock Exchange or any overseas equivalent thereof (unless the Board otherwise reasonably requires on the grounds that such holding by the Executive would be detrimental to the Company).

5.3 The Company and the Executive hereby confirm that for the purpose of WTR (which provide (save for certain exceptions) that average working time should not exceed 48 hours for each 7 day period) the Executive shall be regarded as having autonomous decision taking powers.

5.4 As at the date of this agreement the Company is aware that the Executive is involved in the businesses of Hanson Traction Limited and White Knuckle Airways Limited and acknowledges that the Executive's continued involvement in these businesses will not constitute a breach of this Agreement. For the avoidance of doubt, the Executive's involvement in Hanson Traction Limited and White Knuckle Airways Limited shall not prevent the Executive from complying with his obligations under Clause 5.1 of the Agreement. Notwithstanding the provisions of this clause the Company acknowledges that the Executive's continued involvement and/or holding of shares in WRDC Limited or any company in the Group shall not constitute a breach of clauses 5.1 and
         5.2 above.

6        INFORMATION

         The Executive will at all times promptly give to the Board (in writing if so requested) all information, advice and explanations as it may require in connection with matters relating to his employment under this Agreement or in connection with the business of the Company or in connection with the Company's legal obligations, including any requirements of any recognised exchange.

7        REMUNERATION

7.1 During the term of this Agreement the Executive will be entitled by way of remuneration for his services to a salary as determined in the business plan of the Company provided always that the salary payable to the Executive shall not be less than (pound)150,000 per annum. Such salary shall accrue from day to day and shall be paid monthly in arrears on or before the end of each month by direct payment into the Executive's bank account.

7.2 The Executive's basic salary shall be reviewed by the Shareholders as at 30 June each year (the first review to occur in June 2002) and the rate of basic salary may be increased by the Company with effect from that date.

7.3 In addition to clause 7.1 the Executive will be entitled to an annual bonus, with the targets, bonus levels and other criteria as may be reasonably set by the Board from time to time. The current bonus provisions are annexed at Schedule 2.

8        PENSION/LIFE ASSURANCE

         The Company shall make a contribution to the Executive's personal pension scheme of minimum 7.5% of the Executive's basic salary. The Executive shall also be entitled to participate in the Company's death in service benefit scheme.

9        INSURANCES

9.1 Subject to the provisions of clause 16 the Executive shall be entitled to participate at the Company's expense in any permanent health insurance scheme the Company may operate from time to time subject to and in accordance with the rules of the scheme in place from time to time and any underwriting requirements of the insurance company concerned. The Company shall not be obliged to make payment direct to the Executive unless it has received payment from the insurers for that purpose. Any such scheme may be amended by the Company at any time, provided that such amendments do not result in a reduction of the Executive's benefits under the scheme.

9.2 The Company will, subject to the Executive fulfilling any eligibility requirements set by the insurers, pay for private medical insurance for the Executive and his wife and dependent children pursuant to a scheme of the Company's choice.

10       EXPENSES AND CAR

10.1 The Executive will make such journeys on the business of the Company as may be reasonably required of him. All reasonable travelling, hotel and other expenses properly incurred by him, and supported by receipts, in the performance of his business duties under this Agreement will be repaid to him by the Company.

10.2 The Executive shall receive, in addition to his salary, a vehicle allowance in accordance with the Company's car scheme from time to time. Currently, this will entitle the Executive to an allowance of (pound)900 per month. The Executive shall be entitled to recover his expenses for any business mileage in accordance with the Inland Revenue rates implemented by the Company from time to time for recovery of such expenses.

11       HOLIDAYS

11.1 The Company's holiday year runs from 1 January to 31 December. The Executive will in addition to bank and public holidays be entitled to 25 days holiday in any holiday year. Holidays shall accrue on a pro rata basis throughout each holiday year. Holidays are to be taken at such time or times as may be agreed with the Board. Any holiday entitlement not used in any holiday year cannot, without the express consent of the Board, be carried forward to the next holiday year.

11.2 On termination of the Executive's employment, the Executive's entitlement to accrued holiday pay will be directly in proportion to the Executive's service during the holiday year in which the termination took place. If on termination of employment the Executive has taken holidays in excess of his accrued entitlement the Company will be entitled to deduct from sums payable to the Executive pay in respect of each holiday taken in excess of the Executive's accrued entitlement.

12       SECRETS AND CONFIDENTIAL INFORMATION

12.1 The Executive acknowledges that the business of the Group is a specialised and competitive business and that during the course of his employment with the Company he will have access to and have an intimate knowledge of the Group's trade secrets and confidential information which confidential information shall be taken to include all information made available to the Group by third parties subject to any express or implied duty to keep the same confidential. The Executive further acknowledges that the disclosure of any trade secrets or confidential information to any actual or potential competitors of the Group would place the Group a serious competitive disadvantage and would do serious damage, financial and/or otherwise to its, business and business development and would cause immeasurable harm.

12.2 For the purposes of clause 12.1 "confidential information" shall include but not be limited to the following (whether recorded in writing, on computer disc or in any other manner) :- internal management accounts; customer data; investment and pricing policies; product performance data; documents disclosing names and addresses of customers and suppliers of the Group; the person at such customer or supplier to contact; the requirements of such customer or supplier; discounts offered by the Group; computer passwords.

12.3 By reason of clauses 12.1 and 12.2, the Executive agrees that without prejudice to any other duty implied by law or equity he will not without the prior written consent of the Company (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate business interests of the Group) during his employment or at any time thereafter communicate or disclose to any person, firm or company or use for his own purposes any of the trade secrets or confidential information relating to the Group and/or its customers and relating to the Group for whom he then works and/or its or their customers in any manner whatsoever save as is reasonably necessary for the promotion of the business of the Group.

12.4 The restrictions contained in clauses 12.1, 12.2 and 12.3 shall cease to apply to confidential information and trade secrets which have come in to the public domain otherwise than as a result of any breach of this Agreement by the Executive.

12.5 The Executive will not other than with the approval of the Board make or issue any press, radio or television statement, or publish or submit for publication any letter or article relating directly or indirectly to the business or affairs of the Group.

12.6 The termination of this Agreement or of the employment under it shall not operate to terminate the provisions of this clause which, after such termination, shall remain in full force and effect and binding on the Executive.

13       COMPANY PROPERTY

         The Executive will promptly whenever requested by the Company and in any event upon the termination of this Agreement (for whatsoever cause) deliver up to the Company or its authorised representative all statistics, documents, records or papers which are in his possession or under his control or which subsequently come into his possession or under his control and relate in any way to the property, business or affairs of the Group and no copies shall be retained by him and he shall at the same time deliver up to the Company or its authorised representative all other property of the Group in his possession or under his control or which subsequently comes into his possession or under his control.

14       INTELLECTUAL PROPERTY

14.1     Inventions

         (a) If at any time during this appointment the Executive (whether alone or with any other person or persons) makes any invention, relating to the business of the Group, the Executive will promptly disclose to the Group full details of such invention to enable the Company to determine whether it is a Company Invention.

         (b) In this context "Company Invention" means any improvement, invention or discovery made by the Executive which, applying the provisions of Section 39 Patents Acts 1977 in the determination of ownership, is, as between the parties, the property of the Group.

         (c) If the invention is a Company Invention, the Executive acknowledges that it is owned by the party determined by the provision of Section 39 aforesaid and agrees not to take any steps inconsistent with that ownership. At the request and expense of the Company the Executive will do all things necessary or desirable to enable the Company, or its nominee, to obtain the benefit of the Company Invention and to secure patent or other appropriate forms of protection for it throughout the world.

         (d) If the invention is not a Company Invention, the Company shall treat all information disclosed to it by the Executive pursuant to clause 14.1(a) as confidential information which is the property of the Executive.

         (e) Decisions as to the patenting and exploitation of any Company Invention will be in the sole discretion of the Company.

         (f) The Executive irrevocably appoints the Company to be his Attorney in his name and on his behalf to execute, sign and do all such instruments or things and generally to use the Executive's name for the purpose of giving to the Company or its nominees the full benefit of the provisions of Clause 14.1 and a certificate in writing signed by any two Directors of the Company, that any instrument or act falls within the authority hereby conferred, will be conclusive evidence that such is the case so far as any third party is concerned.

14.2     Copyright and Design Rights

         (a) All designs copyright works database rights and neighbouring rights originated, conceived, written or made by the Executive either alone or with others (except only those works originated, conceived, written or made by him wholly outside his normal working hours and wholly unconnected with his appointment) belong to the Company and the Executive acknowledges that it is so owned and will not act inconsistently with that ownership.

         (b) To the extent that the same do not accrue to the Company by operation of law the Executive hereby assigns to the Company by way of future assignment all copyright, design rights, designs, database rights and other proprietary rights if any for the full terms thereof throughout the world (together with the right to apply for registration of the same) in respect of all such rights originated, conceived, written or made by the Executive (except only those works originated, conceived, written or made by the Executive wholly outside his normal working hours and wholly unconnected with his appointment) during the period of his employment hereunder.

         (c) The Executive hereby irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on him by the Copyright, Designs and Patents Act 1988 for any work in which copyright or design rights are vested in the Company whether by Clause 14.2 or otherwise.

         (d) The Executive will at the request and expense of the Company do all things necessary or desirable to substantiate the rights of the Company under Clause 14.2.

15       GROUNDS FOR TERMINATION

15.1 The Company may at any time by notice in writing to the Executive determine this Agreement forthwith without payment of any compensation, redundancy payment, damages or remuneration for subsequent periods payable by virtue of Common Law or any statute in any of the following circumstances, that is to say if the Executive:-

         (a)      is adjudicated bankrupt;

         (b) becomes of unsound mind, or becomes a patient for any purpose of any statute relating to mental health;

         (c) is guilty of any serious breach or non-observance of any of the provisions (whether express or implied) of this Agreement or the reasonable and lawful directions of the Board, or is guilty of any continued or successive breaches or non-observance of any of such provisions or directions in spite of written warning to the contrary by the Board.

         (d) is convicted of any criminal offence (other than a motoring offence for which no custodial sentence is made upon him) or carries out any action or neglects to carry out any action which may seriously damage the interests of the Company or breaches any material provision of the Companies Act 1985 or similar legislation or any regulation made thereunder which may result in any material penalties being imposed on him or any Directors of the Company or which might jeopardize listing or permission to deal in any of the shares any Group Company on any recognised exchange.

         (e) is disqualified by law from acting as a Director, provided leave of the court has not been obtained to allow him to continue to act as a Director.

15.2 The Company may also terminate the employment of the Executive by not less than three months' prior notice given at any time while the Executive is incapacitated by ill-health or accident from performing his duties under this Agreement and he has been so incapacitated for a period or periods aggregating six calendar months in the preceding twelve months. Provided that the Company shall withdraw any such notice if during the currency of the notice the Executive returns to full-time duties and provides a medical practitioner's certificate satisfactory to the Managing Director to the effect that he has fully recovered his health and that no recurrence of his illness or incapacity can reasonably be anticipated.

15.3 Any delay or forbearance by the Company in exercising any right of termination hereunder shall not constitute a waiver of such right.

16       ABSENCE/SICKNESS/MEDICAL EXAMINATION

16.1 If the Executive is unable to attend to his duties as a result of incapacity he will, if so required, furnish the Board with evidence of such incapacity and to the extent that any payments made to cover any loss of remuneration during the relevant period under any permanent health insurance scheme provided under clause 9.1 do not cover the remuneration and other contractual benefits of the Executive during the relevant period he will be entitled in any continuous period of 52 weeks to 12 weeks (whether consecutive or in aggregate) sick leave at the rate of salary set out in clause 16.2 together with all contractual benefits.

16.2 The amount of salary payable under clause 16.1 will be the full salary rate less the amount of any sickness or other benefits which the Executive is entitled to claim during that period of absence under any Social Security, National Insurance or other legislation for the time being in force. Further any salary paid to the Executive during such period of absence will be deemed to include any statutory sick pay to which the Executive is entitled.

16.3 If the Executive is incapacitated as a result of any act, omission, negligence or breach of statutory duty of a third party in respect of which damages are or may be recoverable the Executive will forthwith notify the Company of that fact and of any claim, compromise, settlement or judgment made or awarded in connection therewith and will give to the Company all such particulars of these matters that the Company may reasonably require and the Executive will be required by the Company to refund to the Company such sum totalling the lesser of the amount recovered by him under such claim, compromise, settlement or judgment less any costs in or in connection with or under such claim, compromise, settlement or judgment borne by the Executive and the remuneration paid to him by way of salary over and above statutory sick pay in respect of the period of Incapacity

16.4 Where the Executive is absent from his duties for any reason relating to the incapacity the Executive will be required to undergo at the request of the Company and at the Company's expense a medical examination by a qualified doctor appointed by the Company and will supply the Company with a copy of any medical report received following such examination. Where the Executive simultaneously obtains any medical report, the Executive shall supply the Company with a copy of the same at the request of the Company, subject to statutory provisions from time to time in force.

17       PROVISIONS AFTER TERMINATION

17.1 The Executive will not without the prior written consent of the Board (which will not be unreasonably withheld) for a period of 12 months after the termination of his employment under this Agreement:-

         (a) either on his own account or jointly with or as agent for any person, firm or company, directly or indirectly, (whether as director, proprietor, partner, employee, consultant, or howsoever otherwise) carry on or be engaged concerned or interested in the carrying on, within the United Kingdom or the United States of America of any business which is in competition with the Group for which the Executive has performed substantial executive services during the period of twelve months prior to the termination of his employment hereunder;

         (b) either on his own account or jointly with or as agent for any person, firm or company (whether as director, proprietor, partner, employee, consultant or howsoever otherwise) whether directly or indirectly canvass or solicit or entice the custom of (in relation to goods or services which are provided by the Group for which the Executive has performed substantial executive services during the period of twelve months prior to the termination of his employment hereunder and in competition with a Group company) any person or persons who at the date of the termination of the Executive's employment hereunder is a customer of the Group with whom the Executive has had direct contact or dealings during the last 12 months of his employment hereunder;

         (c) either on his own account or jointly with or as agent for any person, firm or company (whether as director, proprietor, partner, employee, consultant or howsoever otherwise) whether directly or indirectly deal with (in relation to goods or services which are provided by the Group for which the Executive has performed substantial executive services during the period of twelve months prior to the termination of his employment hereunder and in competition with the Group) any person or persons who at the date of the termination of the Executive's employment hereunder is a customer of the Group (as defined in clause 17.2 below) and with whom the Executive has had direct contact or dealings during the last 12 months of his employment hereunder.

         (d) whether directly or indirectly interfere or seek to interfere or take such steps as may interfere with the continuance of supplies to the Group (or the terms relating to such supplies) from any suppliers who has been supplying components materials or services to the Group with whom the Executive has dealt at any time during the last 12 months of his employment hereunder;

         (e) whether directly or indirectly either on his own account or on behalf of any other person, firm or company, entice, induce, solicit or encourage any employee who is employed by the Group on the date the Executive's employment is terminated, in the capacity of director or senior executive and with whom the Executive has had direct contact or dealings in the twelve months prior to that date to leave the Company's employment.

17.2 Notwithstanding the terms of clause 17.1 in the event that the Company invokes the provisions of clause 4.5 of this Agreement the length of the restricted period set out in clause 17.1 will be set off against and thereby reduced by the length of the period during which the provisions of clause 4.5 are in operation

17.3 The Executive hereby agrees that he will not at any time after the termination of this Agreement either personally or by his agent, directly or indirectly represent himself as being in any way connected with or interested in the business of the Company.

18       APPLICATION OF RESTRICTIONS

         It is hereby agreed and declared that each of the restrictions contained in clause 17 of this Agreement will be read and construed independently of the others and that all such restrictions are considered reasonable by the parties to this Agreement but, in the event that any such restriction is found or held to be void in circumstances where it would be valid if some part of it were deleted or the period, scope or distance of application reduced the parties to this Agreement agree that such restriction will apply with such modification as may be necessary to make it valid and effective and that any such modification will not affect the validity of any other restriction contained in this Agreement.

19       DIRECTORSHIP

19.1 In the event of the later of the Executive ceasing to be an employee of the Company or shareholder of WRDC Limited (for any reason whatsoever) or when the provisions of clause 4.5 are invoked and ceasing to be a shareholder of WRDC Limited he will forthwith, if so required by the Board, resign any directorship or officer positions he holds with any Group company without any compensation whatsoever, but without prejudice to any right of compensation under this Agreement.

19.2 The Executive hereby irrevocably appoints any Director for the time being of the Company as his lawful attorney in his name and on his behalf to sign and execute any form of resignation as may be necessary for the purpose of carrying into effect the provisions of sub-clause 19.1.

20       DATA PROTECTION

         The Executive acknowledges that the Company will hold the information contained within this Agreement on his personal file. The Executive is entitled under statute to have access to this file and to other information the Company holds about him pursuant to his employment hereunder (whether in computerised or manual record form) subject to certain restrictions imposed by law.

21       NOTICES

         Any notice under this Agreement must be given in writing by either party to the other and may be delivered or sent by first-class pre-paid post addressed, in the case of the Company, to its registered office and in the case of the Executive, to his address last known to the Company. Any such notice will , in the case of delivery, be deemed to have been served at the time of delivery and, in the case of posting, on the expiration of forty-eight hours after it has been posted by first class mail.

22       SCHEDULE

         The provisions set out in Schedule 1 to this Agreement will apply to this Agreement for the purposes of ERA but may from time to time be varied by mutual Agreement or replaced. Any such written amendments or replacements will be evidenced by the initials of the Executive and a Director or other officer duly authorised on behalf of the Company.

23       OTHER AGREEMENTS

         The Executive acknowledges and warrants that there are no agreements or arrangements whether written, oral or implied between the Company and the Executive relating to the employment of the Executive other than those expressly set out in this Agreement, which expressly supersede all previous arrangements between the Company and the Executive as to the employment of the Executive and that he is not entering into this Agreement in reliance upon any representation not expressly set out in this Agreement.

24       APPLICABLE LAW

         The validity, construction and performance of this contract will be governed by English Law.


         AS WITNESS whereof these presents have been duly executed as a deed the day and year first above written.

                                   SCHEDULE 1




So far as not already taken into account, the following particulars are provided to supplement the information given in the body of this Agreement in order to comply with the requirements of ERA to give written particulars of terms and conditions of employment.

1 The Executive's continuous period of employment with the Company began on 4 July 1994.

2        No  Employment  with  a  previous   employer  counts  as  part  of  the
         Executive's continuous employment with the Company.

3        All holidays will be on full pay

4 There are no normal hours of work applicable to the Executive. The Executive is required to work such hours as the needs of the business dictate. This may include working in the evenings, outside Business Hours as defined, at weekends or on Bank, Public or statutory holidays.

5 If the Executive has any grievance relating to his employment, it should be raised and referred in writing to the Finance Director (Andrew Cussons).

6 There are no formal disciplinary rules applicable to the Executive. Any matters of discipline will be considered and determined by the Board. Any appeal against any disciplinary decision taken by the Board should be made to the Managing Director (Paul Ayres).

7 There is not in force a contracting out certificate under the Pension Schemes Act 1993 in respect of the Executive's employment.

8 There are no Collective Agreements which directly affect the terms and conditions of the Executive's employment.

9 The Executive is not required to work outside the United Kingdom for a consecutive period in excess of one month and accordingly there are no particulars in this regard relevant to his employment.

                                   SCHEDULE 2


                              Current Bonus Scheme

Executive bonus will be based on the following objectives:



1. Revenue ((pound)15,000 bonus per quarter) based upon the attainment of the following:

         a.       Q4 01 Goal:(pound)914,000 in total WRDC recognizable revenue;

         b.       Q1  02   Goal:(pound)1,200,000   in  total  WRDC  recognizabel
                  revenue;

         c.       Q2  02   Goal:(pound)1,350,000   in  total  WRDC  recognizable
                  revenue; and

         d.       Q3  02   Goal:(pound)1,500,000   in  total  WRDC  recognizable
                  revenue; and

         e. Such other goals as the Board of Directors of the Company may agree from time to time.

2. Objectives ((pound)10,000 per quarter - paid on achievement of each objective at(pound)5,000 per objective)

         a. Q4 01 Objective: Assist in the development of the new group business plan and define structure for "cross business" selling;

         b. Q1 02 Objective: Review commercial viability of establishing a WRDC U.S. branch office and "bridge" distribution business; and

         c. Such other objectives as the Board of Directors of the Company may agree from time to time.

                               SIGNED by for and on behalf of
                               AUTHORISZOR LIMITED in the presence of:


Director                       :
Director/Secretary             :






SIGNED as a deed, and delivered when dated, by GARCIA JULIAN HANSON in the presence of:

Witness

Signature                      :
Name                           :
Occupation                     :
Address                        :